Boston
                                   October 28, 1996


Prudential Mutual Fund
  Management, Inc.
One Seaport Plaza
New York, N.Y.  10292

               Re:  Prudential California Municipal Fund -
                    Rule 24f-2 Notice for Fiscal Year Ended August 31, 1996

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law in connection with the Notice pursuant to Rule 24f-2 (the "Notice") under the Investment Company Act of 1940, as amended, being filed for the fiscal year ended August 31, 1996 by Prudential California Munici-pal Fund (formerly "Prudential-Bache California Municipal Fund"), a trust with transferable shares
(the "Fund"), established under Massachusetts law pursuant to an original Declaration of Trust dated
May 18, 1984 (the "Original Declaration"), which, as theretofore amended, was amended and re-stated by an Amended and Restated Declaration of Trust (the "Amended and Restated Declaration") dated August 17, 1994, and supplemented by an Amended Certificate of Designation dated Sep-tember 11, 1996 (the Original Declaration, as so amended, restated and supplemented, is hereinafter referred to as the "Declaration").

     We have acted as counsel to the Fund in connection with the execution and delivery of the
Amended and Restated Declaration and such Amended Certificate of Designation, and in connection therewith we have examined and are familiar with the Original Declaration and the instruments amending, restating and supplementing the same, and the actions taken by the Trustees of the Fund to organize the Fund and to authorize the issuance and sale of shares of beneficial interest, par value
$.01 per share (the "Shares"), of the several series authorized by the Declaration. For purposes of this opinion, we also have examined and are familiar with the Declaration, the Bylaws of the Fund, the Notice, the most recent forms of the Prospectus and the Statement of Additional Information included in the Fund's Registration Statement on Form N-1A, certificates of Trustees and officers of the Fund and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under
Massachusetts law:

     1. The Fund is validly existing as a trust with transferable shares of the type com-
    monly called a Massachusetts business trust.

     2. The Fund is authorized to issue an unlimited number of Shares; the Shares of each series issued by the Fund during the fiscal year ended August 31, 1996 (the "Issued Shares")
    were duly and validly authorized by all requisite action of the Trustees of the Fund, and no action of shareholders of the Fund was required in such connection.

     3. The Issued Shares were validly and legally issued by the Fund, and all of the
    Issued Shares which remained outstanding at August 31, 1996 were fully paid and non-
    assessable by the Fund.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the share-holders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insuf-ficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of
Massachusetts applying to business trusts generally, but does not extend to the Massachusetts
Securities Act, or to federal securities or other laws.

     We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Notice, but we do not thereby concede that we come within the category of per-sons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,



                                  SULLIVAN & WORCESTER LLP